Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectuses of Continental Airlines, Inc. for the registration of Debt Securities, Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Depositary Shares, Warrants, Subscription Rights, and Pass Through Certificates and to the incorporation by reference therein of our reports dated February 18, 2009 (except for Note 1, as to which the date is April 24, 2009) with respect to the consolidated financial statements of Continental Airlines, Inc., included in the Current Report (Form 8-K) of Continental Airlines, Inc. dated April 24, 2009, and February 18, 2009 with respect to the effectiveness of internal control over financial reporting of Continental Airlines, Inc., included in the Annual Report (Form 10-K) of Continental Airlines, Inc. for the year ended December 31, 2008, both filed with the Securities and Exchange Commission.
ERNST & YOUNG LLP
Houston, Texas
April 24, 2009